UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, Rhythm Pharmaceuticals, Inc. (the “Company”) notified William T. Roberts, the Company’s Chief Accounting Officer, of the termination of Mr. Roberts’ employment with the Company, to be effective on August 11, 2023 (the “Effective Date”).

On August 8, 2023, the Board of Directors of the Company designated Christopher German, the Company’s Executive Director, Corporate Controller, as principal accounting officer, effective on the Effective Date.

Mr. German, 52, has served as Executive Director, Corporate Controller since March 2023. Mr. German brings over 20 years’ experience in financial reporting, accounting, treasury and audit from global, publicly-traded life sciences, technology and manufacturing companies. He joined Rhythm from Oncorus, Inc., a biopharmaceutical company, where he served as Corporate Controller from May 2021 to March 2023. Prior to that, Mr. German served as Corporate Controller at Repligen Corporation from July 2018 to March 2021, and held various senior accounting positions at Seachange International, Inc. from September 2016 to July 2018. Mr. German holds a B.S. in Accounting from Lehigh University and is a Certified Public Accountant.

In connection with his appointment, Mr. German will enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: August 8, 2023	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer